
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Technical L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                     251,443,755
<SECURITIES>                                         0
<RECEIVABLES>                                4,827,869<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             274,233,195<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               274,233,195<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             9,446,385<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            30,186,548
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (20,740,163)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (20,740,163)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (20,740,163)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $3,926,914 and interest receivable of $900,955.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $18,036,296 and net option premiums of $(74,725).
<F3>Liabilities include redemptions payable of $3,057,593,
accrued brokerage fees of $1,559,481 and accrued management fees of $860,403.
<F4>Total revenues include realized trading revenue of $726,179, net change in unrealized of $(872,972) and interest income of $9,593,178.

